UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2014

REGENCY ENERGY PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on March 3, 2014, a purported Eagle Rock Energy Partners, L.P. (“Eagle Rock”) unitholder (“Feinstein Plaintiff”) filed a class action lawsuit, on behalf of all Eagle Rock unitholders other than Defendants (as defined below), against Eagle Rock, the members of the Eagle Rock board of directors (the “Eagle Rock Board”), Regency Energy Partners LP (“Regency”) and Regal Midstream LLC (“Regal”) (collectively, the “Feinstein Defendants”). The lawsuit is styled Feinstein v. Eagle Rock Energy Partners, L.P., et al., Civ. No. 4:14-cv-00521, in the United States District Court for the Southern District of Texas, Houston Division (the “Feinstein Lawsuit”). On March 21, 2014, two additional purported Eagle Rock unitholders (the “Braun Plaintiffs”) filed a separate class action lawsuit against Eagle Rock Energy G&P LLC (“Eagle Rock G&P”), Eagle Rock Energy GP, L.P. (“Eagle Rock GP”), and the Feinstein Defendants (collectively, the “Defendants”). That lawsuit is styled Braun v. Eagle Rock Energy Partners, L.P., et al., Civ. No. 4:14-cv-00727, in the United States District Court for the Southern District of Texas, Houston Division (the “Braun Lawsuit”). On April 1, 2014, an additional purported Eagle Rock unitholder (the “Sheldon Plaintiff” and, collectively with the Feinstein Plaintiff and the Braun Plaintiffs, the “Plaintiffs”) filed a separate class action lawsuit against the Feinstein Defendants. That lawsuit is styled Sheldon v. Eagle Rock Energy Partners, L.P., et al., Civ. No. 4:14-cv-00838, in the United Stated District Court for the Southern District of Texas, Houston Division (the “Sheldon Lawsuit” and collectively with the Feinstein Lawsuit and the Braun Lawsuit, the “Lawsuits”).

Plaintiffs in each Lawsuit allege a variety of causes of action challenging Regency’s acquisition of Eagle Rock’s midstream business, (the “Eagle Rock Midstream Acquisition”) including that (a) in the Feinstein lawsuit, the members of the Eagle Rock Board have allegedly breached common law fiduciary duties, and in the Braun and Sheldon lawsuits, contractual duties in connection with the Eagle Rock Midstream Acquisition; (b) Eagle Rock, Regency, and Regal (and, in the Braun Lawsuit, Eagle Rock G&P and Eagle Rock GP) have allegedly aided and abetted in these alleged breaches of duty; (c) Eagle Rock and the members of the Eagle Rock Board have allegedly violated Section 14(a) of the Exchange Act; and (d) the members of the Eagle Rock Board and, in the Braun Lawsuit, Eagle Rock G&P and Eagle Rock GP have allegedly violated Section 20(a) of the Exchange Act. Specifically, Plaintiffs’ allegations include that (a) the Eagle Rock Midstream Acquisition provides Eagle Rock with inadequate consideration for its midstream business; (b) Eagle Rock and the Eagle Rock Board agreed to contractual terms that will allegedly dissuade other potential acquirers from seeking to purchase the midstream assets; (c) Eagle Rock and the Eagle Rock Board failed to adequately disclose allegedly material information concerning (i) the analysis of Eagle Rock’s financial advisors, (ii) alleged potential conflicts of the advisors and members of the Eagle Rock Board, and (iii) the background of the transaction; and (d) the process leading to the Eagle Rock Midstream Acquisition was fundamentally unfair and designed to ensure the sale to Regal.

Based on these allegations, Plaintiffs seek in each case to enjoin Eagle Rock from proceeding with or consummating the Eagle Rock Midstream Acquisition. To the extent that the Eagle Rock Midstream Acquisition is consummated before injunctive relief is granted, the Feinstein Plaintiff and Sheldon Plaintiff seek to have the Eagle Rock Midstream Acquisition rescinded. Plaintiffs also seek monetary damages and attorneys’ fees.

The Lawsuits are in early stages of litigation. Defendants have yet to answer, move to dismiss or otherwise respond to the Lawsuits. Regency cannot predict the outcome of the Lawsuits or any other lawsuits that might be filed; nor can Regency predict the amount of time and expense that will be required to resolve the Lawsuits. All Defendants intend to vigorously defend against the Lawsuits.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: April 7, 2014	By:	/s/ Thomas E. Long
Name: Thomas E. Long Title: Executive Vice President and Chief Financial Officer

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